Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149376 and 333-256241) and Form S-3 (No. 333-279042) of Amkor Technology, Inc. of our report dated February 21, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/  PricewaterhouseCoopers LLP
Phoenix, Arizona
February 21, 2025